Exhibit 99.1

Net Element Reports Second Quarter 2015 Results; Completes Acquisition of PayOnline

Proprietary integrated platform strengthens Net Element’s global service offering. Company demonstrates revenue growth of 41% year over year

MIAMI – August 13, 2015 - Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a provider of global mobile payment technology solutions and value-added transactional services today reported financial results for its quarter ended June 30, 2015.

Quarterly Results and Conference Call

Net Element will host a webcast and conference call to discuss its second quarter 2015 financial results and business outlook today at 4:30 p.m. Eastern Time. Participating will be Net Element chief executive officer Oleg Firer and chief financial officer Jonathan New, both of whom will discuss operational and financial highlights. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

To access the conference call, listeners should contact the Conference Call Operator at +1 (877) 303-9858 within North America or +1 (408) 337-0139 outside of North America approximately five to ten minutes prior to the start of the call, and giving the access code: 13221340 or via webcast available at: http://edge.media-server.com/m/p/mh99jck7. An archive of the call will also be available on Net Element’s website at: http://www.netelement.com/en/ir.

Key Q2 milestones and subsequent events:

●	Increased revenues by 41% year over year
●	Completed acquisition of global payments innovator PayOnline
●	Executed financing of up to $24.5 million
●	Appointed David Chester, industry veteran as CEO of Unified Payments
●	Signed premium dating networks to global merchant processing contract; minimum net revenues to Net Element in the amount of $1.2 million over 3 years and a minimum transaction processing commitment of $300 million
●	PayOnline launched mobile payment solution for iOS. Adds iOS (iPhone & iPad) to existing Windows and Android processing capabilities
●	Included Apple Pay™ in new version of Aptito, cloud-based restaurant management and payment system
●	Launched payment processing Kazakhstan; signed premier online events ticketer in Kazakhstan. Integration with Kazakhstan’s largest bank opens new market with 60 million population

●	Announced new sales partner financing and marketing initiatives. Empowering sales partner business growth through facilitation of up to $50 million in merchant portfolio financing
●	Announced strategic partnership with TAS Group. Strategic partnership to develop EMV solutions, card management systems and mobile payment technologies for U.S., Latin America and selected global markets

“We’re pleased with our continued growth in revenues and strong performance in our underlying operating metrics,” commented Oleg Firer, CEO. “With the completion of PayOnline acquisition and appointment of Dave Chester as CEO of Unified payments we are positioned for growth in United States and key emerging markets.”

In an effort to present a more comparative period on period analysis, we have adjusted net loss to remove the effects of non-cash share based compensation and gains / losses from non-cash debt activities including extinguishment, derivative activity and restructuring.

Operating Results for the Three Months Ended June 30, 2015

The adjusted net loss for the three months ended June 30, 2015 was $3,195,477 or a loss of $0.06 per share as compared to an adjusted net loss of $1,167,480 or a loss of $0.04 per share for the three months ended June 30, 2014. The adjusted net loss increase of $2,027,997 was a primarily a result of $1,671,926 increase in bad debt provision and $738,390 increase in general and administrative expenses offset by a reduction of $485,664 in interest expense.

Net revenues were $6,906,913 for the three months ended June 30, 2015 as compared to $4,912,035 for the three months ended June 30, 2014. The increase in net revenues is primarily a result of previous quarter purchases of portfolios and organic net increases in merchants. In addition, we consolidated transactional processing revenue from May 20, 2015 to June 30, 2015 for our PayOnline acquisition for $304,143.

Gross Margin for the three months ended June 30, 2015 was $1,439,097, or 21% of net revenue, as compared to $1,566,948, or 32% of net revenue, for the three months ended June 30, 2014. The primary reason for the decrease in the margin percentage was a continuing change in business mix and portfolio composition. Our business mix had lower margin transaction processing volume in the three months ended June 30, 2015 versus 2014.

Total adjusted operating expenses were $3,341,482 for the three months ended June 30, 2015, as compared to total adjusted operating expenses of $929,459 for the three months ended June 30, 2014. The increase of $2,412,023 is primarily attributable to the change in loss provision. The loss provision was $131,511 for the three months ended June 30, 2015 versus a net recovery of $1,540,415 for the three months ended June 30, 2014. Additionally, general and administrative expenses (net of non-cash compensation) increased $738,390 primarily resulting from increases in professional fees ($440 thousand), compensation and benefits ($106 thousand), tax expense ($101 thousand) and transaction gains ($92 thousand).

Interest expense was $1,284,591 for the three months ending June 30, 2015 as compared to $1,770,255 of interest expense for the three months ending June 30, 2014. The decrease in interest expense was primarily due to a reduction of debt outstanding of $17 million at June 30, 2014 to $4.2 million of debt outstanding at June 30, 2015.

Operating Results for the Six Months Ended June 30, 2015

The adjusted net loss for the six months ended June 30, 2015 was $4,842,061 or a loss of $0.10 per share as compared to an adjusted net loss of $4,737,448 or a loss of $0.15 per share for the six months ended June 30, 2014. The adjusted net loss increase of $104,613 was a primarily a result of changes to the bad debt provision. The provision for bad debts was $140,841 for the six months ended June 30, 2015 as compared to a recovery of bad debts for $1,438,704 for the six months ended June 30, 2014. The unfavorable bad debt variance of $1,596,000 was offset by $315,635 increase in adjusted general and administrative expenses during the same time period.

Net revenues were $12,447,123 for the six months ended June 30, 2015 as compared to $9,755,514 for the six months ended June 30, 2014. The increase in net revenues is primarily a result of previous quarter purchases of portfolio and organic growth. There was also an additional $304,143 of revenue from PayOnline operations between May 20, 2015 and June 30, 2015. This was offset by a decrease in the mobile payment processing revenues of $392,830 due to changes in our billing system and key personnel that affected the second quarter of 2014 and periods forward.

Gross Margin for the six months ended June 30, 2015 was $2,365,233, or 19% of net revenue, as compared to $2,881,934, or 30% of net revenue, for the six months ended June 30, 2014. The primary reason for the decrease in the margin percentage was a continuing change in business mix and portfolio composition. Our business mix had lower margin transaction processing volume in the six months ended June 30, 2015 versus 2014.

Total adjusted operating expenses were $5,825,686 for the six months ended June 30, 2015, as compared to total adjusted operating expenses of $4,713,000 for the six months ended June 30, 2014. The increase of $1,112,686 is primarily attributable to the change in loss provision. The loss provision was $140,841 for the three months ended June 30, 2015 versus a net recovery of $1,438,704 for the three months ended June 30, 2014. Additionally, general and administrative expenses (net of non-cash compensation) decreased $315,635 primarily resulting from a decrease in other losses from 2014 offset by higher salaries, professional fees and taxes.

Interest expense was $1,402,183 for the six months ending June 30, 2015 as compared to $2,831,736 of interest expense for the three months ending June 30, 2014. The decrease in interest expense was primarily due to a reduction of debt outstanding from $17 million at June 30, 2014 to $4.2 million of debt outstanding at June 30, 2015.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with United Stated generally accepted accounting principles ("GAAP"), the Company provides additional measures of its operating results by disclosing its adjusted net loss. Adjusted net loss is calculated as net loss excluding non-cash share based compensation and other one-time, non-recurring items not present in this quarter or same quarter last year results. Net Element discloses this amount on an aggregate and per share basis. These measures meet the definition of non-GAAP financial measures. The Company believes that application of these non-GAAP financial measures is appropriate to enhance the understanding of its historical performance through use of a metric that seeks to normalize period-to-period earnings.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three and six months ended June 30, 2015 and 2014 is presented in the following Non-GAAP Financial Measures Table.

	GAAP	Share-based Compensation	Derivative Activity, Debt Extinguishment and Restructure	Adjusted Non-GAAP
Three Months Ended June 30, 2015
Net income (loss)	$(1,774,812)	$601,371	$(2,022,036)	$(3,195,477)
Basic and diluted earnings per share	$(0.04)	$0.01	$(0.04)	$(0.06)
Basic and diluted shares used in computing earnings per share	49,707,143			49,707,143

Three Months Ended June 30, 2014
Net income (loss)	$1,334,804	$700,468	$(3,202,752)	$(1,167,480)
Basic and diluted earnings per share	$0.04	$0.02	$(0.10)	$(0.04)
Basic and diluted shares used in computing earnings per share	32,368,577			32,368,577

Six Months Ended June 30, 2015
Net income (loss)	$(4,022,767)	$1,202,742	$(2,022,036)	$(4,842,061)
Basic and diluted earnings per share	$(0.08)	$0.03	$(0.04)	$(0.10)
Basic and diluted shares used in computing earnings per share	47,892,638			47,892,638

Six Months Ended June 30, 2014
Net income (loss)	$(2,287,214)	$752,518	$(3,202,752)	$(4,737,448)
Basic and diluted earnings per share	$(0.07)	$0.02	$(0.10)	$(0.15)
Basic and diluted shares used in computing earnings per share	32,421,286			32,421,286

Additional information regarding Net Element’s results for its second-quarter ended June 30, 2015 may be found in Net Element’s quarterly report on Form 10-Q, which was filed with the Security and Exchange Commission (SEC) on August 13, 2015 and may be obtained from the SEC’s Internet website at http://www.sec.gov.

NET ELEMENT, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Net revenues	$6,906,916	$4,912,035	$12,447,123	$9,755,514

Costs and expenses:
Cost of revenues	5,467,819	3,345,087	10,081,890	6,873,580
General and administrative (includes $601,371, $700,468, $1,202,742 and $752,518 of share based compensation for the three and six months ended June 30, 2015 and 2014, respectively)	3,184,845	2,545,552	5,822,320	5,687,731
Provision for bad debt	131,511	(1,540,415)	140,841	(1,438,704)
Depreciation and amortization	626,497	624,790	1,065,267	1,216,491
Total costs and operating expenses	9,410,672	4,975,014	17,110,318	12,339,098
Loss from operations	(2,503,756)	(62,979)	(4,663,195)	(2,583,584)
Interest expense, net	(1,284,591)	(1,770,255)	(1,402,183)	(2,831,736)
Gain on change in fair value and settlement of beneficial conversion derivative	2,022,036	5,569,158	2,022,036	5,569,158
Loss on debt extinguishment	-	(3,962,406)	-	(3,962,406)
Gain on debt restructure	-	1,596,000	-	1,596,000
Gain (loss) from asset disposal	23,854	(28,320)	23,857	(28,320)
Other income (expense)	(32,355)	(6,394)	(3,282)	(46,326)
Net (loss) income before income taxes	(1,774,812)	1,334,804	(4,022,767)	(2,287,214)
Income taxes	-	-	-	-
Net (loss) income	(1,774,812)	1,334,804	(4,022,767)	(2,287,214)
Net income attributable to the noncontrolling interest	10,527	12,965	19,274	41,655
Net (loss) income attributable to Net Element, Inc. shareholders	(1,764,285)	1,347,769	(4,003,493)	(2,245,559)

Dividends for the benefit of preferred stockholders	(525,197)	-	(525,197)	-

Net (loss) income attributable to common stock	(2,289,482)	1,347,769	(4,528,690)	(2,245,559)

Foreign currency translation	(116,353)	(122,217)	(224,524)	1,161,080
Comprehensive (loss) income attributable to common stock	$(2,405,835)	$1,225,552	$(4,753,214)	$(1,084,479)

(Loss) Income per share - basic and diluted	$(0.04)	$0.04	$(0.08)	$(0.07)

Weighted average number of common shares outstanding - basic and diluted	49,707,143	32,368,577	47,892,638	32,421,286

NET ELEMENT, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash	$675,231	$503,343
Funds in Escrow	5,000,000	-
Accounts receivable, net	3,493,939	3,417,173
Advances to aggregators, net	113,841	18,455
Prepaid expenses and other assets	768,663	944,243
Total current assets, net	10,051,674	4,883,214
Fixed assets, net	137,583	70,918
Intangible assets, net	8,651,527	2,492,050
Goodwill	6,671,750	6,671,750
Other long term assets	288,283	204,737
Total assets	$25,800,817	$14,322,669

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,217,611	$2,698,257
Deferred revenue	241,304	472,482
Accrued expenses	2,747,967	2,351,885
BCF derivative liabilities	368,571	-
Warrant derivative liability	3,623,182	-
Short term notes payable (net of discount)	277,778	-
Notes payable (current portion)	318,405	98,493
Due to related parties	83,257	-
Total current liabilities	10,878,075	5,621,117
Long term capital lease liabilities	-	-
Note payable (non-current portion)	3,646,595	3,216,507
Total liabilities	14,524,670	8,837,624

Series A Convertible Preferred stock
($1,000 stated value, 1,000,000 shares authorized, 3,045 shares issued and outstanding, at June 30, 2015 net of discount)	2,832,082	-

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock ($.0001 par value, 300,000,000 shares
authorized and 57,619,634 and 45,881,523 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively)	5,761	4,589
Paid in capital	144,416,472	136,689,629
Stock subscription receivable	(1,111,130)	(1,111,130)
Accumulated other comprehensive loss	(1,475,981)	(1,251,461)
Accumulated deficit	(133,645,034)	(129,116,344)
Noncontrolling interest	253,977	269,762
Total stockholders' equity	11,276,147	5,485,045
Total liabilities, mezzanine and stockholders' equity	$25,800,817	$14,322,669

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service platform for small to medium enterprise ("SME") in the US, Russian Federation and other international markets. In the US it aims to grow transactional revenue by innovating SME productivity services such as its cloud based, restaurant point-of-sale solution Aptito. Internationally, Net Element's strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions such as UAE, Russia, Kazakhstan, India and Latin America. It maintains offices in Miami, FL, Russia and in the Republic of Cyprus. Further information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, whether the acquisition of PayOnline, the integration with the Kazakhstan bank, the strategic partnership with TAS Group will have the desired positive impact on the Company, whether Net Element can secure any additional financing, and if such additional financing will be adequate to meet the Company's objectives.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Contact:

Media

Net Element, Inc.

media@netelement.com

+1 (786) 923-0502